Exhibit 99.1

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GALATA ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [●], 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online general meeting, you will need your 12 digit control number to vote electronically at the general meeting. To attend:
https://www.cstproxy.com/[●]/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this X

PROXY CARD

1. Business Combination Proposal — a proposal to approve by ordinary resolution and adopt the Business Combination Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, and the transactions contemplated thereby, including the Business Combination; FOR ☐ AGAINST ☐ ABSTAIN ☐

2. The Organizational Documents Proposal — five separate proposals to approve, by special resolutions, material differences between the Existing Articles of Association and the Proposed Articles of Association, the form of which is attached to the accompanying proxy statement/prospectus as Annex G, upon completion of the Business Combination, specifically:

i. to approve and adopt the Proposed Articles of Association changing the name of the company to "Marti Technologies, Inc."; FOR ☐ AGAINST ☐ ABSTAIN ☐

ii. to approve in all respects that upon the Effective Time, the effective change in authorized share capital from (i) the authorized share capital of Galata immediately prior to the Effective Time of $22,100 divided into 200,000,000 Class A Ordinary Shares of a par value of $0.0001 each, 20,000,000 Founder Shares of a par value of $0.0001 each and 1,000,000 preference shares of Galata of a par value of $0.0001 each, to (ii) the authorized share capital of New Marti of $20,100 divided into 200,000,000 Class A Ordinary Shares of a par value of $0.0001 each and 1,000,000 preference shares of New Marti of a par value of $0.0001 each; FOR ☐ AGAINST ☐ ABSTAIN ☐

iii. approve in all respects, upon the Effective Time the effective change from a three-class share structure of Galata immediately prior to the Effective Time, comprising Class A Ordinary Shares, Founder Shares and preference shares of Galata, to a two-class share structure of New Marti, comprised of Class A Ordinary Shares and preference shares of New Marti; FOR ☐ AGAINST ☐ ABSTAIN ☐

iv. to approve in all respects the effective change from the holders of Founder Shares having the power to appoint or remove any director of Galata (prior to the Merger) by ordinary resolution, to the holders of Class A Ordinary Shares having the power to appoint a director of New Marti by resolution of the New Marti shareholders at an annual general meeting under the terms of the Proposed Articles of Association, and remove a director of New Marti from office by special resolution and only for "cause" (as defined in the Proposed Articles of Association); and FOR ☐ AGAINST ☐ ABSTAIN ☐

v. to authorize all other changes arising from or in connection with the effective substitution of the Existing Articles of Association, by the Proposed Articles of Association, including the removal of certain provisions relating to Galata's status as a blank check company that will not be applicable following consummation of the Business Combination; FOR ☐ AGAINST ☐ ABSTAIN ☐

3. The NYSE Proposal — a proposal to approve by ordinary resolution, for purposes of complying with applicable listing rules of the New York Stock Exchange, (a) the issuance of up to an aggregate of 54,000,000 Class A Ordinary Shares in connection with the Merger and (b) the issuance and sale of up to an aggregate of 90,909,091 Class A Ordinary Shares, which will be issued upon conversion of the Convertible Notes in connection with the Subscription; FOR ☐ AGAINST ☐ ABSTAIN ☐

4. The Incentive Plan Proposal — a proposal to approve by ordinary resolution and adopt the New Marti Incentive Plan and material terms thereunder, a copy of which is attached to the accompanying proxy statement/prospectus as Annex H; and FOR ☐ AGAINST ☐ ABSTAIN ☐

5. Adjournment Proposal — a proposal to approve, as an ordinary resolution, to adjourn the General Meeting to a later date or dates to the extent reasonable (i) to ensure that any supplement or amendment to this proxy statement/prospectus is provided to Galata's shareholders, (ii) in order to solicit additional proxies from Galata's shareholders in favor of the Proposals, or (iii) in order to solicit additional proxies in order to consummate the transactions contemplated by, or for any other reason in connection with, the Business Combination Agreement. FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2023**

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

22504 Galata Acq. Proxy Card Back Important Notice Regarding the Availability of Proxy Materials for the General Meeting of Stockholders to be held on [●], 2023 This notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/[●]/2023 The undersigned hereby appoints each of [●] and [●] (each, a “Proxy”) as proxy, with the power to appoint a substitute to vote the shares that the undersigned is entitled to vote (the “Shares”) at the General Meeting of stockholders of Galata Acquisition Corp. to be held on J[●], 2023 at [●] Eastern Time, virtually via live webcast at https://www.cstproxy.com/[●]/2023 or at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the General Meeting or any adjournment or postponement thereof. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY CARD FOR GENERAL MEETING OF STOCKHOLDERS OF GALATA ACQUISITION CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS